Exhibit 10.13

VOTING AGREEMENT

First Clover Leaf Financial Corp.
300 St. Louis Street
Edwardsville, Illinois 62025

Ladies and Gentlemen:

The undersigned is a director and/or executive officer Partners Financial Holdings, Inc. (“Partners”) and/or a director of Partners Bank (“Partners Bank”) and is the beneficial holder of shares of common stock of Partners (“Partners Common Stock”).

Partners and First Clover Leaf Financial Corp. (“FCLF”) are considering the execution of an Agreement and Plan of Merger (“Agreement”) contemplating the merger of Partners with and into FCLF, with FCLF as the surviving corporation (the “Merger”), such execution being subject in the case of Partners to the execution and delivery of this letter agreement (“letter agreement”).  In consideration of the substantial expenses that FCLF will incur in connection with the transactions contemplated by the Agreement and in order to induce FCLF to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a stockholder of Partners and not in his capacity as a director of Partners, as follows:

1.           The undersigned, while this letter agreement is in effect, shall vote in favor of the Agreement or cause to be voted in favor of the Agreement all of the shares of Partners Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired or whether the undersigned has no beneficial ownership but has voting control of such shares on the date of this letter agreement or voting control is subsequently acquired, at the meeting of Partners’ stockholders to be called and held following the date hereof, to consider the Agreement and the Merger.

2.           The undersigned, while this letter agreement is in effect, agrees not to sell, transfer, or otherwise dispose of any shares of Partners Common Stock on or prior to the date of the meeting of Partners stockholders to vote on the Agreement, unless the purchaser or transferee agrees to be bound by the terms of this letter agreement.

3.           The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, in the event of a breach of this letter agreement by the undersigned, FCLF shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

4.           The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others, but does apply to shares with respect to which the undersigned may have voting power pursuant to a voting or other agreement.  In addition, this letter agreement shall only apply to actions taken by the undersigned in his capacity as a stockholder of Partners and shall not in any way limit, affect or prohibit actions the undersigned may take in his capacity as a director of Partners.

5.           The undersigned agrees to execute an Option and Warrant Cancellation Agreement, in the form attached as Exhibit A to the Agreement, in conjunction with the Closing of the transactions contemplated by the Agreement with respect to all of the options and warrants held by the undersigned on the Closing Date. The undersigned further agrees that, with respect to any and all of the warrants held by the undersigned, he will not exercise such warrants but will instead cancel all of such warrants held by the undersigned on the date hereof pursuant to the terms of the Option and Warrant Cancellation Agreement.

6.           This letter agreement shall automatically terminate upon termination of the Agreement in accordance with its terms.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Very truly yours,

/s/ William Hahn
William Hahn

Accepted and agreed to as of the date first above written:

FIRST CLOVER LEAF FINANCIAL CORP.

By:	/s/ Dennis M. Terry
Title:	President & Chief Executive Officer